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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of General Instrument Corporation on Form S-3 of our reports dated February 14, 1998 (March 5, 1998 as to Note 19), appearing in the Annual Report on Form 10-K of General Instrument Corporation for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
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Parsippany, New Jersey
August 25, 1998